SCHEDULE 14A



                                 AMENDMENT NO. 4



                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934


                           Filed by the Registrant [X]


                 Filed by a Party other than the Registrant [ ]


                           Check the appropriate box:


                         [X] Preliminary Proxy Statement


                        [ ] CONFIDENTIAL, FOR USE OF THE

                        COMMISSION ONLY (AS PERMITTED BY

                                RULE 14A-6(e)(2))


                         [ ] Definitive Proxy Statement


                       [ ] Definitive Additional Materials


      [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 ICRYSTAL, INC.
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):


                              [X] No fee required.


                              [ ] Fee computed on table below per Exchange Act
                                  Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

                                  Common stock
________________________________________________________________________________



(2) Aggregate number of securities to which transaction applies:

                                   19,932,764
________________________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to

    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________


(5) Total fee paid:

________________________________________________________________________________


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:

________________________________________________________________________________


(2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3) Filing Party:

________________________________________________________________________________


(4) Date Filed:

________________________________________________________________________________


Notes:

[LETTERHEAD LOGO OF ICRYSTAL, INC.APPEARS HERE]
3237 KING GEORGE HWY., SUITE 101-B
SURREY, BC V4P 1B7, CANADA



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL __, 2003.


A Special Meeting of Shareholders of iCrystal, Inc. (the "Company") will be held at 9:30 a.m. on April __, 2003, at the Company office located at 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA, for the following purposes:


1. To approve the sale of substantially all of the Company's assets that relate directly to the business of developing software for internet gaming, including the source codes and proprietary data and information.

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the Special Meeting.

The Board of Directors has fixed January 27, 2003, as the date of record for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment of the meeting. The transfer books of the Company will not be closed, but only shareholders of the Company of record on such date will be entitled to notice of and to vote at the meeting or adjournment.

Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope. No additional postage is required if the envelope is mailed in the United States. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's offices.


By Order of the Board of Directors


 /s/ LARRY HRABI
_____________________
Larry Hrabi, Chairman



April __, 2003

ICRYSTAL, INC., 3237 KING GEORGE HWY., SUITE 101-B
                SURREY, BC V4P 1B7, CANADA

____________________

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

____________________


To be held on April __, 2003.


INTRODUCTION

The enclosed Proxy is solicited by and on behalf of the Board of Directors Of iCrystal, Inc., a Delaware corporation (the "Company"), to be voted at the Special Meeting of Shareholders to be held at 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA, at 9:30 a.m. on April __, 2003, and at any and all adjournments of the meeting. The enclosed materials will be mailed to Shareholders on or about April __, 2003.


The matters listed below will be considered and voted upon at the meeting:

1. To approve the sale of substantially all of the Company's assets that relate directly to the business of developing software for internet gaming, including the source codes and proprietary data and information.

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.


PROXIES

The Board of Directors is soliciting the enclosed proxy for use at the Special Meeting and any adjournments of that meeting and will not vote the proxy at any other meeting. Shares of common stock as to which Proxies have been executed, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted as specified in the Proxies. If no specifications are made, the shares will be voted "For" the sale of assets, and will be voted at the discretion of the proxy with respect to other matters which may properly come before the meeting pursuant to item 2 above.

A Proxy may be revoked at any time before it is voted by filing with the Secretary of the Company either a written revocation or a duly executed Proxy bearing a later date. Additionally, attendance at the meeting and voting shares in person will revoke any prior proxy relating to such shares. However, attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. Any notice revoking a proxy should be sent to the Company, c/o Larry Hrabi, Chairman, iCrystal, Inc., 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7.


QUORUM

The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting.


VOTING

Votes cast by proxy or in person at the Special Meeting will be counted by a person appointed by the Company to act as the election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

All of the officers and directors and their affiliates (who own in the aggregate approximately 5% of the shares outstanding) have informed the Company that they intend to vote in favor of the sale of assets, as set forth herein.


RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed January 27, 2003, as the record date (the "Record Date") for determining the holders of the Company's Common Stock who are entitled to receive notice of, and to vote at, the Special Meeting. The total number of outstanding shares of the Company's Common Stock entitled to vote at the meeting, based upon the shares of record at the close of business on the Record Date was 19,932,764. As of the Record Date, the only outstanding voting securities of the Company were shares of Common Stock, each of which is entitled to one vote on each matter to come before the meeting. Holders of the voting securities will be entitled to one vote per share held and will not be entitled to cumulative voting rights in the election of directors.


MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS


NAME                  AGE     POSITION
_________________     ___     ______________________________________________

                              OFFICERS AND DIRECTORS:

Larry J. Hrabi        50      Director, Chairman and Chief Executive Officer


Derek Bodnarchuk      27      Director and President, Secretary & Treasurer

H. Rex Hollett        70      Director

                              SENIOR TECHNOLOGY PERSONNEL:

Fabrice L'Heureux     30      Project Development Coordinator and Creative
                              Director


LARRY J. HRABI is the Chairman of the Company's Board of Directors and its Chief Executive Officer. Mr. Hrabi has been a Director since December 10, 1998 and the Chief Executive Officer of the Company since December 10, 1998. Mr. Hrabi has also served as a Director and the Chief Executive Officer of the Company's wholly owned subsidiary, I Crystal Software since August 17, 1999. Prior to joining the Company Mr. Hrabi was the President of Klein's Hair Care Centre, a private manufacturing company he has owned since 1975. Mr. Hrabi is also the President and major shareholder of Cleanse-Rite Solutions.

DEREK BODNARCHUK has been a member of the Company's Board of Directors since , November 3, 1999, and has been President since July 2000. Mr. Bodnarchuk is the president of 591879 BC Ltd., a drive-through coffee kiosk established in October 1999 which is operated as Celestial Blends Coffee. From August through January of 1999 Mr. Bodnarchuk was the Manager of Delrios Restaurants. Prior to that he was a martial arts instructor at the Academy of Martial Arts and Inner Power from December 1997 through December 1998. From June 1995 to December 1997 he was a waiter at Delrios Restaurant.

HENRY REX HOLLETT has been a director of the Company since March 2000. For the past 44 years Mr. Hollett has been the president and owner of B & H Tire, Ltd. He also is presently on the council for the District of North Cowichan, British Columbia, Canada, where he has held the title of Mayor for over 10 years.

FABRICE L'HEUREUX is not an executive officer but has been the Company's Software Development Manager since July 1, 1999. Under a service CONTRACT the Company entered into with 4250 Investments Ltd., Mr. L'Heureux is responsible for development and design of the company's and licensees websites and the Company's overall creative and graphic design of Company software. Mr. L'Heureux graduated form Laval University in 1995 with a degree in Communications and Graphic Design and a degree in "ALIAS WAVEFRONT 3-D SOFTWARE FOR THE MOTION PICTURE INDUSTRY". He has designed numerous websites and was the Art Director and Multi-media Producer for ITV.net, an Internet broadcaster based in Vancouver, B.C. He is also a creator and designer of the MetroBingo software acquired by the Company.


There are no arrangements or understandings between any directors and any other person pursuant to which that director was elected.

Board Committees


The Company currently has no standing audit committee of its Board of Directors. It intends to form one at the direction of the board during the next 12 months. When formed, the audit committee will review the Company's accounting policies, practices, internal accounting controls and financial reporting. The audit committee will also oversee the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors.

The Company has no compensation committee of its Board of Directors. It intends to form one at the direction of the board during the next 12 months. When formed, the compensation committee will establish salaries, incentives, and other forms of compensation for the chief executive officer, the chief financial officer, and certain other key employees of the Company and its subsidiaries. The compensation committee will also administer policies relating to compensation and benefits.

During the year ended December 31, 2002, the Company's Board of Directors held 3 meetings. All persons who were directors during the year ended December 31, 2002 attended, in person or by telephone, at least seventy-five percent of all of the meetings held while they were directors. The Board of Directors also approved certain actions by unanimous written consent.


Board Compensation

The Company has not paid director's fees to its directors. The Company does, however, reimburse actual expenses incurred by directors in attending Board meetings. A committee will be established to reimburse directors in the form of stock compensation during the next 12 months.


Vacancies

Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 27, 2003, by each director, each director nominee, each Named Executive named in the tables under "Executive Compensation" and by all executive officers and directors as a group:



                      Amount and Nature of Percent of Class

                        Positions and             Beneficial Common Based     Beneficial
Name and Address        Offices Held               on Stock Ownership(1)      Ownership(1)
___________________     _____________________     _______________________     ____________

Larry Hrabi             Director & Chairman                649,733                 3%
Derek Bodnarchuk        Director, President,
                        Secretary & Treasurer              500,000                 2%

R. Rex Hollett          Director                                 0                 0%

All Directors and
Officers as a group
(three  persons)                                         1,149,733                 5%

________________________________________________________________________________

(1) Calculated pursuant to rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.


EXECUTIVE COMPENSATION

The following table shows, for the three-year period ended DECEMBER 31, 2002, the cash and other compensation paid to the Company's Chief Executive Officer. No executive officer had annual compensation in excess of $100,000 during such period.



                           SUMMARY COMPENSATION TABLE

                                            CASH           STOCK COMPENSATION
                                           _______         __________________

LARRY HRABI (1) Chief Executive     2002   $60,000
                Officer             2001   $60,000              $35,000
                                    2000   $60,000 (2)          $13,333


(1) Mr. Hrabi's address is: 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA.

(2) Mr. Hrabi's Service CONTRACT with the Company provided that he be granted 100,000 shares of Common Stock on or prior to November 1, 2000. The compensation represented by the issuance of such stock is being recognized monthly by the Company and Mr. Hrabi during the twelve month period commencing November 1999 at a rate of $1,333. Additionally in August 2000, Mr. Hrabi was granted 150,000 options to acquire Common Stock, which were immediately exercisable at $.20 per share and which expired in August 2001, without exercise of any of such options by Mr. Hrabi. In September, 2001 Mr. Hrabi was issued 500,000 Common Stock for a value of $35,000 for services rendered.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

There were no options or SAR grants in fiscal year 2002.

On April 4, 2000 the Company's Directors approved the 2000 Incentive Plan of the Company subject to approval of the Company's Stockholders at the Special Meeting of stockholders of the Company, which approval was granted by the Stockholders in June 2000. Prior to April 2000, had no employee stock option or other incentive plans. To date, the Company has issued 1,350,000 options to acquire the Common Stock to various officers, directors and employees of the Company exercisable at $.20 per share, all of which vested immediately upon issuance and which expired in August 2001, and none of such options were ever exercised.


                     CONTRACTUAL ARRANGEMENTS FOR EMPLOYMENT

On JULY 1, 1999 the Company entered into a Service CONTRACT with 4250 Investments Ltd., a personal CONTRACT company whereby Mr. L'Heureux will act as the Company's Software Development Manager to develop WEBSITES for its corporate and licensee clients, to administer its software development project and to oversee the overall creative, graphic direction and design efforts of THE COMPANY. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT 4250 Investments Ltd. was paid $4000 per month, subject to performance reviews every three months at which time the amount of compensation could be adjusted upward in the discretion of the president. On NOVEMBER 1, 1999 monthly compensation was increased to $5,000 per month. This contract is being paid on a month to month basis at a rate of $5,000 per month.

On NOVEMBER 1, 1999 the Company entered into a Service CONTRACT with Mr. LARRY HRABI whereby Mr. Hrabi will perform consulting work to develop and oversee Company investor relations, and the Company's overall licensing, sales and marketing efforts. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT Mr. Hrabi was paid US$60,000 on an annual basis, and was entitled to receive 100,000 shares of Common Stock prior to NOVEMBER 1, 2000, unless the Service CONTRACT has been previously terminated by either party. All 100,000 shares of Common Stock were issued to Mr. Hrabi on JANUARY 11, 2000. In addition, Mr. Hrabi was issued 500,000 shares in September, 2001 as part of the compensation package.

On DECEMBER 2, 1999 the Company entered into a Service CONTRACT with Douglas Slamko, whereby Mr. Slamko agreed to serve as president of the Company to organize, implement and oversee overall operations and to direct the Company's marketing program. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT, Mr. Slamko is paid $5000 per month, and was entitled to receive 100,000 shares of Common Stock on or prior to MARCH 3, 2000, for services provided in 1999 unless the Service CONTRACT had been previously terminated by either party. All 100,000 shares of Common Stock were issued to Mr. Slamko on JANUARY 11, 2000. Mr. Douglas Slamko resigned his positions with the Company in 2000.


                        REPORT ON PRICING OF OPTIONS/SARS

Of the 1,350,000 Common Stock options granted as of August 2000, all were granted at an exercise price of $.20 per share, which was the fair market value as of that date. All of these options expired in August of 2001, without any of such options being exercised. No new options were granted in fiscal 2001 under the 2000 Incentive Plan. There was no 2002 Incentive Plan.


Option Exercises and Holdings


The following table sets forth information with respect to the Named Executive, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year December 31, 2002.


Aggregated Options in Last Fiscal Year and Fiscal Year-End Options Values:

                                             INDIVIDUAL GRANTS(1)(2)
                             ___________________________________________________
                             NUMBER OF
                             SECURITIES    PERCENT OF     EXERCISE
                             UNDERLYING   TOTAL OPTIONS    PRICE
                              OPTIONS      GRANTED IN       PER      EXPIRATION
           NAME               GRANTED      FISCAL YEAR     SHARE        DATE
________________________________________________________________________________

Larry Hrabi                    0               0%          $ 0          N/A


Derek Bodnarchuk               0               0%          $ 0          N/A

R. Rex Hollett                 0               0%          $ 0          N/A


The figures above represent options granted under our 2001 combined incentive and nonqualified stock option plan. We granted no options to purchase shares of our common stock in 2002.
________________________________________________________________________________


Benefit Plans

The Company has no compensation, pension, profit sharing or similar plans in effect, other than a simple IRA plan. It provides medical insurance coverage to employees and officers and may provide other benefits in the future. The Company reimburses actual expenses incurred in attending Board meetings. The Company's 2000 Stock Option And Stock Incentive Compensation Plan as amended is described in its 2000 Proxy statement ratified by its shareholders in that year.


Certain Relationships And Related Transactions


Prior to the date when the Company established its own bank account in late 1999, all cash transactions were deposited in and disbursed from an account under Diversified Cosmetics International Inc. Diversified had originally sold the software to the company in exchange for 2.5 million shares. Diversified had also paid various expenses on the Company's behalf. The net effect of these circumstances has resulted in the Company owing Diversified $3,845 at DECEMBER 31, 2001. The advances bear no interest since they are among related parties. During 2001, Diversified distributed its 2.5 million shares of the company to its stock holders as part of its winding up process.

Through September 30, 2000, the Company had received $164,000 of upfront fees from DCI, Inc. (the Master Licensee) for development of specified software packages. Recognition of the fees received is deferred until such time as the software packages have been fully developed. Once development is complete, the fees are recognized over a five-year term which is the estimated period over which the Company expects to provide ongoing maintenance, support and upgrades for these software packages.

In the fourth quarter of 2000, the Company approved a request by DCI, Inc. to assign all its rights and obligations under the two non-exclusive licensing agreements to Manihi, Inc. ("Manihi"). Manihi is a Costa Rican corporation operating as a reseller of Internet gaming solutions. The effective date of the assignment was September 23, 2000.

The Company is affiliated with the Canadian chartered accounting firm Slamko Visser through common ownership. During 2001 and 2000, the Company incurred $16,279 and $37,800, respectively, of expense to Slamko Visser for consulting and accounting fees and related costs. The Company had accounts payable of $51,079 due to Slamko Visser at December 31, 2001.

During 2000, the Company owed Diversified $102,100. During the third quarter 2000, the Company repaid $49,700 of this amount, and Diversified agreed to settle the remaining $52,400 obligation by accepting the assignment of a receivable from DCI, Inc. At December 31, 2001 the Company owed Diversified $3,845 for certain bills paid by Diversified.

PROPOSAL 1

SALE OF ASSETS

THE TRANSACTION

The Board of Directors has entered into an Asset Purchase Agreement (the "Agreement") with Wellington Holdings Ltd., a Belize company ("Wellington") to sell the assets of the Company pertaining to its internet gaming software development business and its related Master License Agreement with Manihi, Inc. This business represents over 90% of the operations, revenues and expenses of the Company. The Agreement is specifically subject to and conditional on approval by the Company's shareholders.

As consideration for the sale of assets, Wellington has agreed to assume the Company's liabilities in the amount of US$724,000.00 at closing. The Company retains its cash and receivables as of the date of closing of the Agreement. A copy of the entire Asset Purchase Agreement is included with this Proxy, as
Exhibit 1. Wellington had previously approached the Company with a similar offer in the past, but the Company had rejected such offer at the time, feeling it could increase its sales and revenues. Other than Wellington, the Company had never received any indications of interest with respect to its business. Wellington has established to the satisfaction of the Company, to a high degree of certainty, that it has sufficient resources to acquire the assets and satisfy the liabilities, as assumed by Wellington. The Company's conclusions in this regard are based on due diligence performed by the Company on Wellington, which is in the business of marketing and software consulting.

The rights of the Company's securities holders will not be affected by this transaction.

On an accounting basis, this transaction is being treated as a sale of substantially all of the assets by the Company, and there are no income tax consequences to the Company.


ASSET PURCHASE AGREEMENT

The Agreement provides for the Company, at closing, to transfer all its rights, titles and interests in its assets related to its internet gaming software development business to Wellington, including the source codes. Concurrent with this transfer, Wellington will assume liabilities of the Company in the total sum of US$724,000.00.

The closing is subject to the following conditions:

         (a) All efforts will be made to insure that this transaction does not generate significant taxable gains for any party.

         (b) Requisite approval by the respective party's board of directors.

         (c) The receipt of all other consents, approvals and authorizations as may be required under applicable laws, rules and regulations.

         (d) The ability of the Company to deliver good, clear and clean title to all Assets included in the Agreement.

The Company is not aware of any conditions which it believes are likely to be waived by either party.

The Company will recirculate revised proxy materials and resolicit proxies if there are any material changes in the terms of the asset sale, including those that result from waivers.

REASONS FOR THE SALE

The value of the Company's software development business and the resulting purchase price was determined based upon the approximate amount of the Company's liabilities. Based on the reasons discussed below, the Company believed the value of its software development business was very uncertain and questionable and, therefore, giving due consideration to all the circumstances, the purchase price was fair and reasonable. The Company did not obtain a fairness opinion as to value and the sales price because it believed there was a possibility that the fairness opinion could have resulted in a lower valuation and price, based on the financially depressed status of the industry.

The Company believes it would be prudent to get out of the internet gaming software development industry and this transaction is necessary and appropriate at this time for the following reasons:

     1. The Company has been struggling to maintain cash flow to continue operations at the current level, and this transaction will eliminate the financial loans and arrangements entered into by the Company in the past, when it was short of cash and obtained short-term loans at a high interest rate. It has been extremely difficult for the Company to service these loans and maintain the financial ability to continue successful operations.

     2. The future business prospects in the internet gaming business, and especially in the gaming software development business engaged in by our Company, are very uncertain and risky. Many gaming software developers have ceased business operations and others have significantly reduced the cost at which they are willing to sell the software systems they develop, making it extremely difficult for the Company to successfully compete or sell software systems.

     3. There are many countries around the world which have adopted or are considering adopting regulatory restrictions or prohibitions against internet gaming, which has, in turn, severely restricted or totally eliminated internet gaming operations in many countries. And it appears likely, in the opinion of the Company, that regulatory action in the United States will further refine and extend restrictions and/or prohibitions against internet gaming in the U.S.

     4. The number of internet gaming operators around the world has decreased, and the revenues of those operators who continue to operate have reportedly been significantly reduced as a result of laws, rules and regulations restricting or eliminating the use of many types of credit cards as a method of payment for internet gaming activities. Thus, operators have had an extremely difficult time processing gaming transactions and/or collecting monies from internet gamers.

     5. Cryptologic, a recognized leader in the internet gaming software development industry, has estimated that the market for gaming software is expected to shrink.

     6. There is substantial competition from other internet gaming software developers, such as Cryptologic, and the Company lacks the financial and other resources to continue competing in the industry.

Based on these facts and circumstances, the Company believes this transaction is in the best interest of the Company and its stockholders at this time.

COMPANY'S CONTINUING BUSINESS

The Company will retain that portion of its assets related to its administration of online services and back office management, as well as its computer hardware unrelated to the software development business, and its website development business. Its operations, and most significantly, its expenses, will be reduced by 90%. The Company expects to aggressively market its services to existing online gaming operators, through use of the internet and its industry contacts, in an effort to become an outside vendor of services. The Company believes it will be able to offer such services at rates cheaper than it costs the operators to perform such services in-house.

The Company will use its remaining assets to continue its website development business, as well as pursue related services, especially focusing on consulting services to other companies in the gaming industry. The Board of Directors will also investigate and consider various alternatives to expand the business, especially the website development business, as and when opportunities arise.

In quantitative terms, the Company anticipates its continuing operations will be reduced by approximately 90%, but its expenses will be correspondingly reduced by 90%.

Each shareholder will be entitled to one vote for each voting share held by that shareholder, and will not be entitled to cumulate votes in the decision to sell assets. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.


PROPOSAL 2


OTHER MATTERS TO BE VOTED UPON

Management does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.


COMPANY REPORT AND FINANCIAL STATEMENTS



A copy of the Company's December 31, 2001 Report on Form 10-KSB, which includes the Company's Financial Statements for the period then ended, accompany this Proxy Statement. The Company's Reports may also be viewed at www.sec.gov.


The Company's PRO FORMA financial statements for the period ended September 30, 2002, and the December 31, 2002 audited financial statement, as required by Item 14 of Schedule 14A, follow:





                                 I CRYSTAL, INC.
                        PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 2002

                                                   Historical
                                                   I Crystal ,       Pro Forma      Pro Forma
                                                      Inc.          Adjustments     Combined
                                                   ___________      ___________    ___________

 CURRENT ASSETS
 Cash                                              $     9,491      $       -0-    $     9,491
 Accounts receivables (net)                             78,858              -0-         78,858
 Prepaid expenses                                       28,597              -0-         28,597
                                                   ___________      ___________    ___________

 Total current assets                                  116,946              -0-        116,946

 FIXED ASSETS (NET)                                     66,785           (49268)        17,517
                                                   ___________      ___________    ___________

 OTHER ASSETS                                            6,249              -0-          6,249
                                                   ___________      ___________    ___________

    Total current and total assets                 $   189,980      $   (49,268)   $   140,712
                                                   ===========      ===========    ===========

 CURRENT LIABILITIES
 Accounts payable                                  $   118,642      $  (101,127)   $    17,515
 Related party payables                                 44,863              -0-         44,863
 Current portion of long term debt and
      related interest                                 502,173         (502,173)           -0-
 Other current liabilities                              91,800          (91,800)
                                                   ___________      ___________    ___________
                                                                                           -0-

    Total current liabilities                          757,478         (695,100)        62,378

 DEFERRED REVENUE                                       46,900          (46,900)
                                                   ___________      ___________    ___________
                                                                                           -0-

    Total liabilities                                  804,378         (742,000)        62,378
                                                   ___________      ___________    ___________

 STOCKHOLDERS'  EQUITY (DEFICIT)
 Common stock                                          183,328              -0-        183,328
 Additional paid in capital                          6,122,212              -0-      6,122,212
 Retained deficit                                   (6,919,938)         692,732     (6,227,206)
                                                   ___________      ___________    ___________

    Total stockholders' equity (deficit)              (614,398)         692,732         78,334
                                                   ___________      ___________    ___________

    Total liabilities and stockholders' equity
                                                   $   189,980      $   (49,268)   $   140,712
                                                   ===========      ===========    ===========


                                            See the Accompanying Notes




                                                  I CRYSTAL, INC.
                                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   For The Nine Months Ended September 30, 2002


                                                   Historical
                                                   I Crystal ,       Pro Forma      Pro Forma
                                                      Inc.          Adjustments     Combined
                                                   ___________      ___________    ___________

 Royalties                                         $   955,405      $       -0-    $   955,405

 General and administrative expenses                   143,191              -0-        143,191
 Research and development                              407,418              -0-        407,418
 Consulting services                                   272,771              -0-        272,771
 Marketing expense                                       5,804              -0-          5,804
 Depreciation and amortization                           7,470              -0-          7,470
                                                   ___________      ___________    ___________

 Net income from operations                            118,751              -0-        118,751
                                                   ___________      ___________    ___________

 Interest expense                                      204,337              -0-        204,337

 Net loss before income taxes and discontinued
          operations                                   (85,586)             -0-        (85,586)
                                                   ___________      ___________    ___________


 Provision for income taxes                                -0-              -0-            -0-
                                                   ___________      ___________    ___________
 Net loss before discontinued operations               (85,586)             -0-        (85,586)
                                                   ___________      ___________    ___________


 Gain on disposal of assets (net of taxes)                 -0-          692,732        692,732
                                                   ___________      ___________    ___________


 Net income (loss)                                 $   (85,586)     $   692,732    $   607,146
                                                   ===========      ===========    ===========

 Loss per common share basic and diluted
                                                   $     (0.01)     $      0.04    $      0.03
                                                   ===========      ===========    ===========

 Weighted average common shares outstanding (basic
          and diluted)                              17,816,118       17,816,118     17,816,118
                                                   ===========      ===========    ===========

                           See the Accompanying Notes

                                 I CRYSTAL, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

 In March 2003, the Company sold essentially all of its assets that relate directly to the business of developing software for internet gaming.

 The unaudited pro forma combined financial information and the related notes thereto should be read in conjunction with the Company's financial statements and related notes, included in the Company's fiscal 2001 annual Form 10-KSB and the Company's interim financial statements for the three and nine months ended September 30, 2002 Form 10-QSB. The financial statements of I Crystal have been compiled for the pro forma presentation by management..

 The unaudited pro forma combined financial statements' information is based upon the historical financial statement of the Company and has been prepared to illustrate the sale of the above mentioned assets

 The unaudited pro forma combined statement of operations for nine months ended September 30, 2002, gives effect to the transaction described above as if the transaction had been completed on that date. The unaudited pro forma combined statement of operations was based on the historical statement of operations of the Company for period ended September 30, 2002.

 The adjustments eliminated the assets relating directly to developing internet gaming, relieving liabilities in the amount of 724,000 and the resulting gain.

                                 ICRYSTAL, INC.,

                                 AND SUBSIDIARY

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                          DECEMBER 31, 2002, AND 2001,

                                      WITH

                                 AUDIT REPORT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS


Independent Auditors' Report.................................................F-2

Consolidated Balance Sheet...................................................F-3

Consolidated Statements of Operations........................................F-4

Consolidated Statements of Stockholders' Deficit.............................F-5

Consolidated Statements of Cash Flows........................................F-6

Notes to Financial Statements................................................F-8

                           MARK BAILEY & COMPANY, LTD.

                          Certified Public Accountants
                             Management Consultants


        OFFICE ADDRESS:                                       MAILING ADDRESS:
1495 Ridgeview Drive, Ste. 200      Phone: 775/332.4200        P.O. Box 6060
    Reno, Nevada 89509-6634          Fax:  775/332.4210      Reno, Nevada 89513


                          INDEPENDENT AUDITORS' REPORT


April 2, 2003

Board of Directors and Stockholders
iCrystal, Inc., and Subsidiary

We have audited the balance sheet of iCrystal, Inc., (a Delaware corporation) as of December 31, 2002, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2002, and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iCrystal, Inc., as of December 31, 2002, and the results of its operations and cash flows for the years ended December 31, 2002, and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has a net stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Mark Bailey & Co., Ltd.
Reno, Nevada


                         ICRYSTAL, INC., AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2002



                                                                           December 31, 2002
                                                                           _________________
                                     ASSETS

CURRENT ASSETS
  Cash                                                                       $    13,352
  Accounts receivable (net of allowance for doubtful accounts of $-0-)            85,204
  Prepaid expenses                                                                14,300
                                                                             ___________
    Total current assets                                                         112,856
                                                                             ___________
FIXED ASSETS
  Equipment                                                                       67,935
  Furniture and fixtures                                                          18,207
  Leasehold improvements                                                           6,342
  Accumulated depreciation and amortization                                      (26,977)
                                                                             ___________
    Total fixed assets                                                            65,507
                                                                             ___________
OTHER ASSETS
  Deposits                                                                         6,249
  Deferred tax asset (net of valuation allowance of $2,435,232)                        -
                                                                             ___________
    Total other assets                                                             6,249
                                                                             ___________
    Total assets                                                             $   184,612
                                                                             ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                           $   142,458
  Related party payable                                                           32,725
  Current portion of note payable                                                    984
  Current portion of deferred revenue - master licensee                           26,800
  Convertible debt and related interest                                          549,767
                                                                             ___________
    Total current liabilities                                                    752,734
                                                                             ___________
NON CURRENT LIABILITIES
  Deferred revenue - master licensee                                              40,200
  Customer deposits                                                               65,000
                                                                             ___________
    Total non current liabilities                                                105,200
                                                                             ___________
    Total liabilities                                                            857,934
                                                                             ___________
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Common stock, $.01 par value, 30,000,000 shares
    authorized, 19,732,785 shares issued and outstanding                         197,328
  Additional paid-in capital                                                   6,206,212
  Accumulated deficit                                                         (7,076,862)
                                                                             ___________
    Total stockholders' deficit                                                 (673,322)
                                                                             ___________
    Total liabilities and stockholders' deficit                              $   184,612
                                                                             ===========


   The Accompanying Notes are an Integral Part of These Financial Statements



                         ICRYSTAL, INC., AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For The Years Ended December 31, 2002 and 2001


                                                     For the Years Ended
                                           ________________________________________
                                           December 31, 2002      December 31, 2001
                                           _________________      _________________

SOFTWARE ROYALTIES                             $ 1,270,877           $   873,471
                                               ___________           ___________
OPERATING COSTS AND EXPENSES
  General and administrative                       155,919               174,968
  Consulting expense                               442,905               406,966
  Professional services                             71,870               194,370
  Research and development                         564,837               398,275
  Sales and marketing expense                       10,098                 4,002
  Stock based compensation                               -                12,800
  Depreciation and amortization expense             12,683                 7,183
                                               ___________           ___________
    Total operating cost and expenses            1,258,312             1,198,564
                                               ___________           ___________
    Net income (loss) from operations               12,565              (325,093)
                                               ___________           ___________
  Interest expense                                 255,076               255,027
                                               ___________           ___________
    Net loss before income taxes                  (242,511)             (580,120)
                                               ___________           ___________
  Provision for income taxes                             -                     -
                                               ___________           ___________
    Net loss                                   $  (242,511)          $  (580,120)
                                               ===========           ===========

    Loss per share                             $     (0.01)          $     (0.04)
                                               ===========           ===========
  Weighted average common shares
    outstanding  (basic and diluted)            19,345,285            15,982,785
                                               ===========           ===========


   The Accompanying Notes are an Integral Part of These Financial Statements



                         ICRYSTAL, INC., AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                 For The Years Ended December 31, 2002, and 2001


                                                      Common Stock
                                                 ______________________     Additional        Deferred     Accumulated     Total
                                                   Shares       Amount    Paid-in Capital   Compensation     Deficit      Deficit
                                                 __________    ________   _______________   ____________   ___________    _______

Balance December 31, 2000                        15,682,785     156,828      5,893,414        (12,800)      (6,254,231)    (216,789)

  Stock issued for services in June 2001            100,000       1,000         21,000                                       22,000

  Stock issued to directors for services in
    in November 2001                              1,000,000      10,000         60,000                                       70,000

  Beneficial feature of the conversion of the
    convertible notes issued in 2001                                            56,798                                       56,798

  Amortization of deferred compensation                                                        12,800                        12,800

    Net loss                                                                                                  (580,120)    (580,120)
                                                 __________    ________     __________       ________      ___________    _________
Balance December 31, 2001                        16,782,785     167,828      6,031,212              -       (6,834,351)    (635,311)
                                                 __________    ________     __________       ________      ___________    _________
  Stock issued for services in January 2002       1,400,000      14,000         84,000                                       98,000

  Stock issued in January 2002 to relieve
    an accrued liability                          1,000,000      10,000         25,000                                       35,000

  Stock issued for services in June 2002            550,000       5,500         66,000                                       71,500

    Net loss                                                                                                  (242,511)    (242,511)
                                                 __________    ________     __________       ________      ___________    _________
Balance December 31, 2002                        19,732,785    $197,328     $6,206,212       $      -      $(7,076,862)   $(673,322)
                                                 ==========    ========     ==========       ========      ===========    =========


   The Accompanying Notes are an Integral Part of These Financial Statements



                         ICRYSTAL, INC., AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 2002, and 2001


                                                                         For the Years Ended
                                                               ________________________________________
                                                               December 31, 2002      December 31, 2001
                                                               _________________      _________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $(242,511)             $(580,120)

  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Amortization of deferred compensation costs                            -                 12,800
    Depreciation and amortization expense                             12,683                  7,183
    Common stock issued for expenses                                 169,500                 92,000
    Non cash interest expense for intrinsic value of
      conversion feature of debt                                           -                 56,798
    Amortization of loan origination fees                             51,419                      -
    Decrease in accounts receivable                                   22,792                  2,308
    Increase in prepaid expenses                                     (14,300)                     -
    Increase (decrease) in related party payable                     (18,354)                 7,224
    Increase in interest payable                                     105,871                 25,126
    Increase in accounts payable and accrued expenses                 28,616                113,179
    Decrease deferred revenue                                        (59,779)               (23,800)
                                                                   _________              _________
      Net cash provided by (used in) operating activities             55,937               (287,302)
                                                                   _________              _________
CASH FLOWS FROM INVESTING ACTIVITIES
  Deposits paid                                                            -                 (6,249)
  Purchase of fixed assets                                           (33,774)               (19,597)
                                                                   _________              _________
    Net cash used in investing activities                            (33,774)               (25,846)
                                                                   _________              _________
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of convertible debt                               -                542,910
  Payments on related party advances                                  (3,845)                (3,550)
  Principal payments on notes                                         (6,353)              (232,525)
                                                                   _________              _________
    Net cash provided by (used in) financing activities              (10,198)               306,835
                                                                   _________              _________
    Net increase (decrease) in cash                                   11,965                 (6,313)

    Cash and cash equivalents at
      December 31, 2001, and 2000                                      1,387                  7,700
                                                                   _________              _________
    Cash and cash equivalents at
      December 31, 2002, and 2001                                  $  13,352              $   1,387
                                                                   =========              =========


   The Accompanying Notes are an Integral Part of These Financial Statements


                         ICRYSTAL, INC., AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 2002, and 2001


SUPPLEMENTARY INFORMATION AND NON CASH TRANSACTIONS

During the years ended December 31, 2002 and 2001, interest paid was $97,786 and $153,726, respectively.

The Company paid no taxes during the years ended December 31, 2002, and 2001.

In January 2002 the Company issued 1,400,000 shares of its common stock for services valued at $98,000. Also in January 2002 the Company issued 1,000,000 shares of its common stock, valued at $35,000, and set up a customer deposit valued at $65,000, to relieve a payable with a value of $100,000

In June 2002 the Company issued 550,000 shares of its common stock for services valued at $71,500.

In June 2001 the Company issued 100,000 shares of its common stock for services valued at $22,000. Also in June 2001 the Company converted $22,700 of accounts payable to a convertible note payable.

In November 2001 the Company issued 1,000,000 shares of its common stock for services valued at $70,000 to directors of the Company.


   The Accompanying Notes are an Integral Part of These Financial Statements

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES iCrystal, Inc. (the Company) was incorporated on October 5, 1994, in the state of Delaware as Cable Group South, Inc. In November 1998 the Company changed its name to Softnet Industries, Inc., and in June 1999 the name was changed to I Crystal. In June 2000 the name was changed again to iCrystal, Inc. The Company's offices are located in Surrey and Vancouver, British Columbia, where it engages in developing and licensing software related to the Internet gaming industry. Products include various theme oriented blackjack and poker games, slot machines, and bingo games. The Company does not conduct any gaming activities.

         In August 1999, I Crystal Software, Inc. (I Crystal Software) was incorporated in the province of British Columbia, Canada. Upon incorporation, all founding shares were issued to the officers of iCrystal. In December 1999 the officers contributed all shares to the Company, at which time I Crystal Software became a wholly owned subsidiary of the Company. I Crystal Software has subsequently carried out essentially all of the Company's software development activity.

         GOING CONCERN
         These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses since inception and at December 31, 2002, the Company had a working capital deficiency of $745,078 and a stockholders' deficit of $673,000.

          In the event that future operating cash flows do not meet all the Company's cash requirements, it will need to obtain additional financing in the form of private placements of equity securities. Success in raising additional financing is dependent on the Company's ability to demonstrate that it can fulfill its future business strategies. Should the Company need additional financing through debt or equity placements, there is no assurance that such financing will be available, if at all, or at terms acceptable to the Company.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         Management believes that the future cash flows from operations and its ability to raise additional debt or equity capital will allow the Company to generate sufficient cash to support its operations.

         BASIS OF PRESENTATION
         The preparation of the financial statements in conformity with generally accepted accounting standards in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates

         CASH AND CASH EQUIVALENTS
         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 2002, and 2001, the Company held no cash equivalents.

         ACCOUNTS RECEIVABLE
         The Company extends credit to licensees on an unsecured basis. Management establishes allowances for doubtful accounts based on evaluation of historical and current payment trends as well as consideration of specific collection issues that may require additional specific allowances. As of December 31, 2002, all accounts receivable were considered collectible.

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements of iCrystal, Inc. and Subsidiary include the accounts of its wholly owned subsidiary, I Crystal Software, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         REVENUE RECOGNITION
         The Company recognizes revenue when earned, in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2 "SOFTWARE REVENUE RECOGNITION" and SOP 98-9 "MODIFICATION OF SOP 97-2 WITH RESPECT TO CERTAIN TRANSACTIONS," and the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "REVENUE RECOGNITION IN FINANCIAL STATEMENTS." Royalties based upon licensees' net gaming revenues are recognized as revenues when earned. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Revenue attributable to significant undelivered elements, including maintenance and technical support, is recognized over the contract period, ranging from 3 to 5 years.

         FIXED ASSETS
         Depreciation and amortization expense is provided for on a declining balance basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the remaining lease terms.

         VALUATION OF LONG-LIVED ASSETS
         The Company periodically reviews long-lived assets, including identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired and not recoverable. Adjustments are made if the sum of the expected future undiscounted cash flows is less than the carrying amounts.

         LOAN ORIGINATION FEES
         Loan origination fees were capitalized and amortized on a straight-line basis over the life of the loan.

         ADVERTISING COSTS
         Advertising costs are charged to operations when incurred. Total advertising costs charged to expense for the years ended December 31, 2002, and 2001, were $10,098 and $4,002, respectively.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         LOSS PER SHARE
         Net loss per share is provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "EARNINGS PER SHARE". Basic loss per share for each period is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2002 and 2001, the Company had no dilutive common stock equivalents such as stock options.

         INCOME TAXES
         The Company accounts for income taxes using the liability method. Deferred taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax purposes at enacted tax rates. Deferred tax amounts represent the future tax consequences of those differences, which will be either deductible or taxable when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         The Company is subject to tax reporting in multiple jurisdictions and considers the requirements of each jurisdiction when preparing its estimates of taxes currently due and deferred taxes. Each jurisdiction has its own oversight and enforcement bodies, and the Company is subject to audits in each taxing jurisdiction. The Company's provision for tax obligation represents estimates which are subject to changes and adjustments resulting from future events. (See Note 3)

         RESEARCH AND DEVELOPMENT COSTS
         Research and development costs are expensed as incurred. During the years ended December 31, 2002, and 2001, the Company expensed $564,837 and $398,275, respectively for research and development costs.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         SEGMENT INFORMATION

         The company reports segments in accordance with SFAS No. 131 " DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." SFAS No. 131 requires that reportable segments be designated using a management approach, which relies on the internal organization used by management for making operational decisions and assessing performance. SFAS No. 131 also requires certain disclosures about products and services, geographical areas, and major customers. Management assesses the performance of its operations as a single segment. (See Note 8)

         NEW ACCOUNTING PRONOUNCEMENTS
         In May 2002 the Financial Accounting Standards Board (`FASB') issued Statement of Financial Accounting Standards (`SFAS') 145 "RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS". This pronouncement requires that gains or losses arising from early extinguishments of debt that are part of a company's recurring operations (i.e., a risk management strategy) would not be reported as extraordinary items. The statement also provides that modifications to a capital lease that make it an operating lease be accounted for as a sale-leaseback. Management believes that SFAS No. 145 will not materially affect the financial results of the Company.

         In August 2002 the FASB issued SFAS 146 "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES". This statement supercedes pronouncement 94-7 from the Emerging Issues Task Force (EITF) and establishes new standards of accounting and reporting for exit activities (including a restructuring). Under EITF 94-3, a liability was recognized as of the date of an entity's commitment to an exit plan. According to SFAS 146, a liability for exit or disposal costs is recorded as of the date that the obligation is incurred. This standard also requires that the liability be initially measured at fair value. The Company will account for exit or disposal activities in accordance with the guidance in SFAS 146. Management does not feel that this standard will affect the Company, as they will not incur exit or disposal costs.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         In October 2002 the FASB issued SFAS 147, "ACQUISITIONS OF CERTAIN FINANCIAL INSTITUTIONS". SFAS 147 addresses financial accounting and reporting for the acquisition of all or part of a financial institution. Since SFAS 147 is not relevant to the Company's business this statement will have no impact on the Company's financial position or results of operations.

         In December 2002 the FASB issued SFAS 148 "ACCOUNTING FOR STOCK BASED COMPENSATION". This SFAS amends SFAS 123 and provides new guidance regarding the transition when an entity changes from the intrinsic value method to the fair value method of accounting for employee stock based compensation cost. Additional information is now required to be disclosed regarding such cost in the financial statements of public companies. Since the Company has no employee stock based compensation plan at present, this SFAS will not affect the Company at this time.

2.       NOTES PAYABLE
         In August 1999 the Company received a $78,200 loan advance from West Peak Ventures of Canada, Inc. (West Peak). Under the terms of the loan, the advance is unsecured and bears interest at 2% above the prime banking lending rate. The loan was due in full on November 30, 1999, unless converted into 200,000 common shares of iCrystal, Inc., which the Company agreed to register for resale at the request of West Peak.

         In December 1999 the Company issued 200,000 common shares to West Peak, which did not accept the shares tendered based on its position that the shares were to be registered upon delivery. In February 2000 after negotiations to resolve the issue failed, West Peak filed a claim against the Company in the Supreme Court of British Columbia, Canada, claiming breach of the loan agreement. In September 2000 the Court ordered the company to pay West Peak the balance of the note plus interest and other costs. The Company made principal payments of $6,353 and $35,227 during 2002 and 2001, respectively, leaving a balance of $984 at December 31, 2002.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         In 2001 the Company received unsecured advances from Lexington Systems, a related party, totaling $175,559. The Company also converted $22,700 of its accounts payable to the advance. The advances were convertible to shares of the Company's common stock at a value of $.08 per share. The advance was convertible at the discretion of Lexington Systems. The advances carried an interest rate of 7.14% per month on the principal and were due on demand. The conversion feature of the advances had a beneficial amount based on the intrinsic value of the conversion. The Company accrued $56,798 to additional paid in capital for the beneficial conversion feature of these advances. (See Note 8)

         In November 2001 the Company refinanced the convertible advances with third parties, related to Manihi, the master licensee, through common ownership, in the amount of $418,770. The note included commissions and fees of $68,558, carries an interest rate of 4% per month on the outstanding principal, and was due May 15, 2002. The notes are convertible to shares of the Company's common stock at a value of $.04 per share. The notes and accrued interest are convertible at the discretion of the lenders At the time of issuance, the notes did not have a beneficial conversion feature, as the conversion price was equal to the fair market price of the stock. In May 2002 the note was extended for twelve months with the same terms. As of December 31, 2002 the balance of the note and accrued interest was $549,767 and is due in 2003. (See Note 8).

3.       PROVISION FOR INCOME TAXES
         The Company recognizes deferred tax liabilities and benefits for the expected future tax consequences of events that have been included in the financial statements or tax returns.

         Deferred tax liabilities and benefits are recognized using enacted tax rates in effect for the year in which the differences are expected to reverse. The following is a schedule of the composition of the provision for income taxes:

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


                                                           2002     2001
                                                           ____     ____
         FEDERAL
         Current                                           $-0-     $-0-
         Deferred                                           -0-      -0-
                                                           ____     ____

             Total provision for federal income taxes       -0-      -0-
                                                           ____     ____
         CANADIAN
         Current                                            -0-      -0-
         Deferred                                           -0-      -0-
                                                           ____     ____

             Total provision for Canadian income taxes      -0-      -0-
                                                           ____     ____

               Total provision for income taxes            $-0-     $-0-
                                                           ====     ====

         Deferred tax benefits and liabilities are calculated using enacted tax rates in Canada and the U.S. in effect for the year in which the differences are expected to reverse.

            The following is a schedule of the composition of the income tax benefit:

                                                       2002             2001
                                                       ____             ____

            Net operating loss carryforward        $ 2,435,232      $ 2,323,669
            Valuation                               (2,435,232)      (2,323,669)
                                                   ___________      ___________
              Total provision for income taxes     $       -0-      $       -0-
                                                   ===========      ===========

         Reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                           DECEMBER 31
                                                   ____________________________
                                                       2002             2001
                                                       ____             ____

            Net loss before taxes                  $  (242,511)     $  (580,120)
            U.S. statutory rate                          34.00%           34.00%
                                                   ___________      ___________
            Change in deferred tax                      82,453          196,569
            Change in deferred tax asset
              valuation account                        (82,453)        (196,569)
                                                   ___________      ___________
            Total tax expense                      $      0.00      $      0.00
                                                   ===========      ===========
            Effective tax rate                             0.0%             0.0%
                                                   ===========      ===========

         The net change in the valuation account was $82,453 and $196,569, in the years ended December 31, 2002, and 2001, respectively. The valuation allowance has been estimated in an amount equal to the

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         projected future benefit of the loss carryforward because there is no assumption that the Company will generate sufficient income to utilize the tax benefit.

         The Company has incurred losses since its inception and has filed no income tax returns. The losses incurred to date may be limited due to the change in control of the Company and limitations on the deductibility of $4,628,200 for services in exchange for issuance of common stock. In the event that all returns are filed and accepted by the taxing authority, the Company will have unused net operating losses available for carryforwards of $7,076,831 that will start to expire in 2009 in the U.S.

         As a result of not filing all income tax returns, the Company may be subject to assessment of penalties. However, as of April 2, 2003, no assessments have been received and the likelihood of receiving such assessments or negotiating a settlement in the event assessments are received is difficult to estimate. Accordingly, the Company has not provided for any payments that may be made if such penalties are assessed.

         Under existing laws, undistributed earnings of foreign subsidiaries are not subject to U.S. tax until distributed as dividends. To the extent such earnings exist, they are considered indefinitely reinvested, and the Company provides no deferred income tax on such amounts.

4.       CAPITAL STOCK
         The Company has a single class of $0.01 par value common stock. Thirty million shares are authorized and 19,732,785 shares are issued (or committed to be issued) and outstanding at December 31, 2002.

         In 2002 the Company issued 1,950,00 shares of its common stock for services valued at $169,500.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         In 2002 the Company also issued 1,000,000 shares of its common stock to relieve a accrued liability valued at $35,000.

          In 2001 the Company issued 100,000 shares for marketing and consulting services valued at $22,000.

         In 2001 the Company issued 1,000,000 shares of its common stock to two officers and directors for consulting services valued at $70,000.

5.       STOCK BASED COMPENSATION
         In June 2000 stockholders approved adoption of the 2000 Incentive Plan (the "Plan"). Under the Plan the Company may make awards to employees, non-employees, directors, consultants, and independent contractors shares of common stock or derivative securities such as incentives and nonqualified stock options stock, purchase warrants, securities convertible into common stock, stock appreciation rights, phantom stock, or any other form of derivative, without limitation. The term of the Plan is ten years, and three million shares are reserved for awards made under the Plan. The Plan stipulates no terms or conditions for the awards to be granted.

         There were no stock options outstanding during the year ended December 31, 2002. A summary of the changes to status of the Plan in the year ended December 31, 2001, was as follows:
                                                                    Weighted
                                                                    Average
                                                      Number of     Exercise
                                                       Options       Price
                                                      _________     ________

         Options outstanding at December 31, 2000     1,350,000      $ .20
         Granted                                            -0-        -0-
         Exercised                                          -0-        -0-
         Forfeited                                   (1,350,000)       .20
                                                     __________      _____
         Options outstanding at December 31, 2001    $      -0-        -0-
                                                     ==========      =====

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         The Company applied the provisions of Accounting Principles Board No. 25 "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations to account for stock-based awards granted to employees and non-employee directors holding positions that are filled by stockholder elections. Accordingly, costs for employee and non-employee director stock options are measured as the excess, if any, of the value of the Company's common stock at the measurement date over the amount the employee must pay to acquire the stock. No compensation expense was recognized at the date of grant for the awards made to employee and non-employee directors under the Plan.

         The Plan included a cashless exercise feature that allows holders to exercise their options without presenting cash or other consideration. When this feature is utilized, the Company withholds from shares that would otherwise be issued the number of shares having a fair market value equal to the option exercise price. Consequently, the number of shares issuable upon exercise varies with changes in the Company's stock price. Because the number of shares to be issued is not fixed, the Company remeasures the compensation cost of outstanding employee and non-employee directors' options at each balance sheet date. No additional compensation was recognized for 2002 or 2001 as a result of any remeasurement of the compensation cost of these options. There were no options outstanding as of December 31, 2002.

         The Company applies the provisions of SFAS No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION," and related interpretations to account for stock-based awards granted to non-employees, other than non-employee directors. SFAS No. 123 requires that the cost for non-employee stock options be measured based on the fair value of the options granted at the date the services were performed. The Company uses the Black-Scholes option-pricing model to compute estimated fair value. There were no stock options granted to non-employees during the years ended December 31, 2002 or 2001.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


6.       OBLIGATIONS UNDER LEASE
         The Company occupies leased premises which have renewal options with terms and conditions similar to the original lease. The rent expense for the years ended December 31, 2002, and 2001, was $53,011 and $40,975, respectively.

7.       CONTINGENCIES
         Financial instruments which potentially subject the Company to concentrations of credit risk consist mainly of cash equivalents and trade receivables. The Company extends credit to its major customer, Manihi. In addition, the Company maintains amounts on deposit with financial institutions which at times, exceed federally insured limits. The Company has not experienced any significant losses in such accounts, nor does management believe it is exposed to any significant credit risk.

8.       RELATED PARTY TRANSACTIONS
         The Company is affiliated with the following entities:

         Slamko Visser, Chartered Accountants (Slamko Visser)
         The Company is affiliated with the Canadian chartered accounting firm Slamko Visser through common ownership. During 2002 and 2001, the Company incurred $21,000 and $16,279, respectively, of expense to Slamko Visser for consulting and accounting fees and related costs. The Company had $32,725 of accounts payable due to Slamko Visser at December 31, 2002.

         Manihi, Inc.
         Effective in November 2000 Manihi and the Company entered into a 25-year exclusive master license agreement (the `Agreement'). Under terms of the Agreement with Manihi, the Company is obligated to provide all new and existing casino gaming software, smart-download features and website development, technical support and back-end accounting features. The Company, in return, will receive thirty percent of the first $250,000 and fifteen percent of any additional amounts of monthly net gaming revenue derived from the Company's software and website

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         packages. Also, the Company will also receive fifty percent of the gross revenue derived form the upfront set-up fees charged to sub-licensees and ten percent of gross revenue derived from sales of software to sub-licensees. Manihi is also required to spend a minimum of $10,000 monthly advertising for each software package or casino. The Company recorded $1,270,877 and $873,471 of revenue for the royalty collected and the elements delivered during the years ended December 31, 2002 and 2001, respectively. As of December 31, 2002, the Company had $82,974 due from Manihi.

         During 2001 the Company received advances totaling $175,559 and converted $22,700 of accounts payable for a total advance of $198,259 from Lexington Systems Limited, an affiliate of Manihi, Inc., through common ownership. In November 2001 the Company refinanced the advance with Wellington, Ltd., a company also related to Manihi through common ownership. The total interest accrued to Lexington Systems Limited and Wellington, Ltd., during the years ended December 31, 2002, and 2001, was $253,457 and $151,953, respectively. As of December 31, 2002 the Company owed a total of $549,767 for the note and related interest.

9.       SEGMENT AND GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS
         SEGMENT INFORMATION
         The Company's primary operations consist of the development and licensing of internet-based gaming technology. Management assesses the performance of its operation as a single segment.

         GEOGRAPHIC INFORMATION
         Following is a summary of revenues and long-lived assets related to the respective countries in which the Company operates. Revenues are attributed to countries based on location of customers.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


                                          For the Year Ended December 31, 2002
                                          ____________________________________
                                            Revenue       Long-lived Assets
                                            _______       _________________

         Canada                            $      -0-         $ 65,507
         Central America or Costa Rica      1,270,877              -0-
                                           __________         ________
             Consolidated Total            $1,270,877         $ 65,507
                                           ==========         ========


                                          For the Year Ended December 31, 2002
                                          ____________________________________
                                            Revenue       Long-lived Assets
                                            _______       _________________

         Canada                            $      -0-         $ 58,710
         Central America or Costa Rica        873,471              -0-
                                           __________         ________
             Consolidated Total            $  873,471         $ 58,710
                                           ==========         ========

         MAJOR CUSTOMERS
         During the years ended December 31, 2002, and 2001, the Company realized $1,270,877 and $873,471, of revenue, respectively, under its exclusive master license agreement with Manihi, Inc.

10.      FAIR VALUE OF FINANCIAL INSTRUMENTS
         Financial Accounting Standards Board ("FASB") Statement No. 107, "Disclosure About Fair Value of Financial Instruments" is a part of a continuing process by the FASB to improve information on financial statements. The following methods and assumptions were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement.

         The fair value of accounts receivable and payable, related party payable, and other current liabilities approximate their carrying amounts. The fair value of the advance from stockholder and the note payable approximates its carrying amount because of the short term nature of the financial instruments. The fair value of the convertible debt, approximate the carrying value December 31, 2002, as it reflects the current terms and conditions for similar debt available to the Company.

                         ICRYSTAL, INC., AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


11.      SUBSEQUENT EVENT
         In February 2003 the Company entered into an agreement to sell all of its assets relating to the Internet gaming software to Wellington, Ltd., to relieve substantially all of the convertible debt and related interest payable and other account payable.

The Company is not in arrears as to dividends or in default as to principal or interest in respect of any securities of the Company.

The Company is not aware of any federal or state regulatory requirements which must be complied with or approvals which must be obtained in connection with this transaction.

No report, opinion or appraisal materially relating to this transaction has been obtained from any outside party.

The registrant has had no prior dealings of whatsoever nature with Wellington or any of its affiliates.

As of the date of the agreement relating to this transaction, the Company's shares of Common Stock, traded nominally on the OTC Bulletin Board, Symbol "ICRS", in the range of $.01 bid- $.03 asked.

The representatives of Mark Bailey & Co., Inc, Certified Public Accountants, the accountants for the current year and most recently completed fiscal year, are not expected to be at the shareholders meeting, but will be available to respond to appropriate questions by telephone and will have the opportunity to make a statement if they desire to do so.

Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


BY ORDER OF THE BOARD OF DIRECTORS,


/s/ LARRY HRABI
_________________________
    Larry Hrabi, Chairman



April ___, 2003

                                                                      APPENDIX A


Proxy card states the following:



ICRYSTAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
April __, 2003

Larry Hrabi, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of I Crystal, Inc. held of record by the undersigned on January 27, 2003, at the Special Meeting of Stockholders to be held on April __, 2003, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.


The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. APPROVE THE PROPOSAL TO SELL THE SOFTWARE DEVELOPMENT ASSETS OF THE COMPANY.

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]




IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.


Signature(s)____________________________________________________________________

Dated: ___________________________________________, 2003.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

EXHIBIT 1 TO PROXY STATEMENT - Previously filed with the original Schedule 14A, filed on January 30, 2003, and Amendment No. 1 to the Schedule 14A, filed March 7, 2003.